Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of John B. Sanfilippo & Son, Inc. of our report dated August 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in John B. Sanfilippo & Son, Inc.’s Annual Report on Form 10-K for the year ended June 29, 2023.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 13, 2023